UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

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WELLS MID-HORIZON VALUE-ADDED FUND I, LLC.

(Exact name of registrant specified in its charter)

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Georgia	000-53626	20-3192853
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

     On November 30, 2010, Wells Mid-Horizon Value-Added Fund I, LLC (the "Registrant") and Bank of America National Association ("Bank of America") entered into a letter agreement whereby Bank of America agreed to refrain from exercising its remedies as a result of any nonpayment of the term loan with Bank of America, which has an outstanding balance of approximately $5.6 million and matured on November 30, 2010 (the "Bank of America Loan"), until December 21, 2010. The Registrant is currently in negotiations for a secured credit facility to replace the Bank of America Loan with a prospective lender.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

By: WELLS INVESTMENT MANAGEMENT COMPANY, LLC

(Manager)

December 1, 2010

/s/ Kevin A. Hoover

Kevin A. Hoover President of Wells Investment Management Company, LLC